EXHIBIT 23.2

                                   May 3, 1996

Universal Holding Corp.
Mt. Ebo Corporate Park
Brewster, NY

         Re:      1,897,500 Shares Common of
                  Universal Holding Corp. - $0.01 par value

We hereby consent to the reference to this firm in the Registration Statement on Form S-2 and the Prospectus forming a part thereof, filed by the Universal Holding Corp. with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 1,897,500 share of the Common Stock, par value $0.01 each.

                                          Very truly yours,

                                          HARNETT LESNICK & RIPPS, P.A.

                                          By: /s/ IRVING I. LESNICK
                                              ---------------------------------
                                              Irving I. Lesnick, Vice President